Exhibit 5
May 27, 2010
The Dolan Company
222 South Ninth Street
Suite 2300
Minneapolis, Minnesota 55402
Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to The Dolan Company (formerly known as Dolan Media Company), a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) and the filing thereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the Company’s registration of 2,100,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Dolan Media Company 2007 Incentive Compensation Plan, as amended and restated (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of rendering this opinion, including (a) the Registration Statement, (b) the Company’s Amended and Restated Certificate of Incorporation, as amended, (c) the Company’s Second Amended and Restated By-Laws, as amended, (d) resolutions of the Board of Directors of the Company related to the Plan, (e) the Plan, (f) the forms of incentive and non-qualified stock option agreements under the Plan, (g) the form of restricted stock agreement under the Plan, (h) a specimen certificate representing the Common Stock for the Shares and (i) such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.
In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have also assumed that, at the time of the issuance of the Shares, any and all agreements related to the issuance of the Shares will have been duly executed and delivered by the Company and the recipient of the Shares.

Based upon and subject to the foregoing, it is our opinion that when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock or the Shares have been registered and issued electronically into a restricted book entry account maintained by the Company’s transfer agent through The Depository Trust Company or through the Direct Registration System and the Company’s Board of Directors or Compensation Committee has approved the issuance of awards of Shares under, and in accordance with, the Plan, the Shares, when issued and delivered by the Company and, if applicable, paid for in accordance with the terms of the Plan and, to the extent applicable, the award agreements under the Plan, will be validly issued, fully paid and non-assessable.
Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of any changes that may thereafter be brought to our attention.
We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

Very truly yours,
/s/ Katten Muchin Rosenman, LLP

KATTEN MUCHIN ROSENMAN LLP